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                                                                Exhibit (10)(iv)

              FORM OF AMENDMENT TO EMPLOYMENT SECURITY AGREEMENT
              --------------------------------------------------
                              (Tier 1 Agreement)


          This Amendment, dated as of [insert date], expressly amends that certain Employment Security Agreement, dated as of [insert date of original agreement], by and between Northern Trust Corporation, a Delaware corporation (the "Company") and [insert name of executive] (the "Executive").

          WHEREAS, effective as of [insert date of original agreement], the Company and the Executive entered into an Employment Security Agreement concerning the provision of certain security to the Executive in connection with any potential change in control of the Company; and

          WHEREAS, the Company and the Executive desire to amend the Employment Security Agreement with respect to certain definitions contained therein and certain other matters;

          NOW, THEREFORE, the Company and the Executive agree as follows:

          Effective as of the date hereof, the Employment Security Agreement is amended as follows:

          1. The following clause shall be added at the beginning of the first sentence of Section 1(e) of the Agreement:

          "Whether or not there is a termination of Executive's employment entitling him to the other benefits described in this Section 1,"

          1. The following passage shall be added to the end of Section 1(e) of the Agreement, as follows:

     In addition, each other outstanding equity based award (including stock units issued under an ISP) shall become fully vested (and, to the extent applicable, exercisable or distributable) upon a Change in Control (or upon a termination during a Period Pending a Change in Control under circumstances which entitle the Executive to payments and benefits hereunder). Notwithstanding anything to the contrary contained in an ISP or an option agreement issued pursuant to an ISP, following any termination of the Executive's employment


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     entitling him to benefits under this Section 1, (i) all outstanding non-
     qualified stock options granted to the Executive under an ISP and (ii) all outstanding incentive stock options granted to the Executive on or following September 25, 2001 shall remain outstanding and exercisable until the earlier of (a) the exercise of such option by the Executive, (b) the fifth anniversary of the Executive's Employment Termination or (c) the expiration date of the option term. For the avoidance of doubt, in the event of any conflict between the terms of this Section 1(e) and those of any outstanding equity based award held by the Executive, the terms of this
     Section 1(e) shall govern.

          1. A new Section 1(g) shall be added to the Employment Security Agreement, as follows:

     "(g) In the event that the Executive is a participant in the Northern Trust Corporation Supplemental Pension Plan (or any successor plan thereto) (the "Supplemental Pension Plan"), and the Executive qualifies for neither early nor normal retirement benefits pursuant to the terms of The Northern Trust Company Pension Plan (or any successor plan thereto) (the "Qualified Pension Plan"), the Executive will be credited with up to an additional thirty-six (36) months of age and/or service credit with respect to the Supplemental Pension Plan, provided, however, that such additional age and/or service credit will only be credited to the Executive with respect to the Supplemental Pension Plan if and to the extent that such additional credit would, as of the Executive's Employment Termination, enable the Executive to qualify for early or normal retirement benefits pursuant to the terms of the Qualified Pension Plan (if such additional credit were taken into account under such plan). Any additional credit shall be applied to calculate the Executive's benefit only as specified under the terms of the Supplemental Pension Plan. Notwithstanding the foregoing, if the Executive's entire benefit under the Qualified Pension Plan is derived from the pension equity formula under such plan, no additional credit shall be awarded.

          1. Clause (i) of Section 2(a) of the Employment Security Agreement is hereby restated as follows:

     "(i) Executive's conviction of any criminal violation involving dishonesty, fraud or breach of trust which involves the business of the Company or any of its subsidiaries;"

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          1. Section 2(a) of the Employment Security Agreement is hereby further amended by adding the following language following the last sentence thereof:

     "For purposes of clauses (ii) and (v) of this definition, no act, or failure to act, on Executive's part shall be deemed "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive's act, or failure to act, was in the best interest of the Company. In the event of a dispute concerning the application of this provision, no claim by the Company that Good Cause exists shall be given effect unless the Company establishes to the Board of Directors of the Company by clear and convincing evidence that Good Cause exists."

          1. Section 2(b) of the Employment Security Agreement is hereby amended by adding the following language following clause (v) thereof:

     "Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. For purposes of any determination regarding the existence of Good Reason, any claim by Executive that Good Reason exists shall be presumed to be correct unless the Company establishes to the Board of Directors of the Company by clear and convincing evidence that Good Reason does not exist."

          1. Section 2(c) of the Employment Security Agreement is hereby amended and restated in its entirety, as follows:

     For all purposes under this Agreement (including, without limitation, for purposes of the application of the accelerated vesting provision of Section 1(e) to equity awards granted prior to September 25, 2001), a "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

          (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in

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          connection with a transaction described in clause (A) of paragraph
          (iii) below; or

          (ii) The election to the Board of Directors of the Company, without the recommendation or approval of two thirds of the incumbent Board of Directors of the Company, of the lesser of: (A) three directors; or
          (B) directors constituting a majority of the number of directors of the Company then in office, provided, however, that directors whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company will not be considered as incumbent members of the Board of Directors of the Company for purposes of this section; or

          (iii) there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary of the Company with any other company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities; or

          (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Corpora-

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          tion in substantially the same proportions as their ownership of the
          Company immediately prior to such sale.

     Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

          For purposes of the Change in Control definition set forth in this
Section 2(c) and for purposes of Section 2(h) (where applicable) the following definitions shall apply:

     "Affiliate" shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act; "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities with respect to which such Person has properly filed a Form 13-G; "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time; and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefits plan of the Corporation or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          1. Section 2(h) of the Employment Security Agreement is hereby amended and restated, in its entirety, to read as follows:

     "Period Pending a Change in Control shall be deemed to have commenced if the event set forth in any one of the following shall have occurred: (A) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (B) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; (C) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Corpo-

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     ration representing 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Corporation's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates); or (D) the Board adopts a resolution to the effect that, for purposes of this Plan, a Period Pending a Change in Control has commenced. The Period Pending a Change in Control and shall lapse upon the occurrence of a Change in Control or, if earlier (i) with respect to a Period Pending a Change in Control occurring pursuant to clause (A) of the definition, immediately upon the abandonment or termination of the applicable agreement, (ii) with respect to a Period Pending a Change in Control occurring pursuant to clause (B) of the definition, immediately upon a public announcement by the applicable party that such party has abandoned its intention to take or consider taking actions which if consummated would result in a Change in Control or (iii) with respect to a Period Pending a Change in Control occurring pursuant to clause (C) or (D) of the definition, upon the one year anniversary of the commencement of the Period Pending a Change in Control (or such earlier date as may be determined by the Board)."

          IN WITNESS WHEREOF, Executive and, pursuant to due authorization from its Board of Directors, the Company have caused this Amendment to be executed as of the day and year first above written.



                                         NORTHERN TRUST CORPORATION


                                         By
                                           -----------------------------
                                         Name:
                                         Title:



                                         -------------------------------
                                         [Executive]


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